090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Eco-Stim Energy Solutions, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock: 200,000,000, par value $0.001 per share
Preferred Stock: 50,000,000, par value $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock: 50,000,000, par value $0.001 per share
Preferred Stock: 50,000,000, par value $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Every four (4) shares of Common Stock held by stockholders of the Company as of the Effective Date and Effective Time set forth below shall be exchanged for one (1) share of Common Stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Cash shall be paid in lieu of the issuance of fractional shares. Less than 1% of the stockholders shall be entitled to receive cash in lieu of a fractional share for the cancellation of all of their outstanding shares.

7. Effective date and time of filing: (optional) Date: 02/23/2019 Time: 0:01 am

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Alexander Nickolatos

Signature of Officer

Interim President and CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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